UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2005

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.                                      TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On July 15, 2005, IAC/InterActiveCorp (the “Company”) sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities as well as a blackout period that will be imposed on all transactions involving the Company common stock fund under the Company’s 401(k) plans (the “401(k) Plan”) as a result of the Company’s pending reverse stock split and spin-off transaction. The notice stated that the blackout period for the 401(k) Plan is expected to begin during the calendar week of August 7, 2005 and end on the date that is approximately one week after the blackout period begins.  A copy of the notice dated July 15, 2005, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Notice of Blackout Period to Directors and Executive Officers of IAC/InterActiveCorp, dated July 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President and
General Counsel

Date: July 18, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of IAC/InterActiveCorp, dated July 15, 2005.